[Exhibit 4.2]

                 UniPro Financial Services, Inc.
                   2003 EQUITY INCENTIVE PLAN

                  Form - Stock Option Agreement

Grant of options to _____________ (the "Optionee") under the UniPro Financial Services, Inc. ("UniPro") 2003 Equity Incentive Plan (the "Incentive Plan") adopted by the Board of Directors and approved by the Shareholders, effective as of August 1, 2003.

The Purpose of the Plan
        UniPro (the "Grantor") is a young company. It will need the help of all its employees and consultants to prosper and grow in a market where many of its competitors are bigger and older. The success of UniPro depends on many factors. One of the most important, is the quality of its management and its consultants, the quality and dedication of their work; the quality of their perseverance. This option is intended to help build a strong management team. The proof of that organizational strength, over time, will be reflected in the financial performance and strength of UniPro. Employees and consultants who are chosen for and respond to the incentives in this option will positively share in those financial rewards.
        This option is anticipated to provide Optionee with beneficial tax treatment. That is, no tax will be recognized on the grant of the option. An Optionee who is not an employee at the time of grant will recognize ordinary income at the date of exercise, measured at the fair market value of the grantor's Common Stock at the date of exercise.

        NOW,  THEREFORE, in consideration of the promises of  the
Optionee to provide services as an employee to the Grantor and help it achieve the goals set forth herein and for other good and valuable consideration, the Grantor hereby grants the Optionee options to purchase Common Stock of the Grantor on the terms and conditions set forth in this Agreement made as of this ___ day of _________, 200__ by and between Grantor, a Florida corporation and the Optionee, residing at: ________________________________
___________________________________________________.

     1. Option. Pursuant to the Plan, the Grantor hereby grants to the Optionee an Option to purchase, at any time prior to 5:00 p.m. New York time on ________, 200__, up to ___________ (
) fully paid and non-assessable shares of the Common Stock of the Grantor, par value $.00l per share, subject to the terms and conditions of this Agreement, including the conditions for vesting set forth in Section 3(b).

     2.  Purchase  Price.   The purchase  price  shall  be
$______ per share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

     3.  Exercise of Option.

             (a) The Optionee shall notify the Grantor by registered or certified mail, return receipt requested, addressed to its principal office as to the number of shares which he desires to purchase under the options herein granted, which notice shall be accompanied by payment (by cash or certified check) of the option price therefore as specified in Paragraph 2 above. As soon as practicable thereafter, the Grantor shall at its principal office tender to Optionee certificates issued in the Optionee's name evidencing the shares purchased by the Optionee.

             (b) The option granted hereunder shall vest in,
and  become  exercisable  by, Optionee  in  accordance  with  the
following schedule:  _______________________  (          ) shares
become vested on _______, 200____.

     4.  Option   Conditioned  on   Continued   Consulting
Relationship. If Optionee's employment relationship with Grantor shall terminate for any reason, any option granted to the Optionee hereunder which has not vested shall immediately expire.

     5.  Divisibility and Non-Assignability of the Options.

             (a) The Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of shares included therein, but in no event may an option be exercised as to less than one hundred (100) shares at any one time, except for the remaining shares covered by the option if less than one hundred
(100).

             (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during his lifetime only by the Optionee.

     6. Stock as Investment. Unless shares are issued pursuant to an effective registration statement, by accepting this option, the Optionee agrees for himself, his heirs and legatees that any and all shares purchased hereunder shall be acquired for investment and not for distribution, and upon the issuance of any or all of the shares subject to the option granted hereunder the Optionee, or his heirs or legatees receiving such shares, shall deliver to the Grantor a representation in writing, that such shares are being acquired in good faith for investment and not for distribution. Grantor may place a "stop transfer" order with respect to such shares with its transfer agent and place an appropriate restrictive legend on the stock certificate.

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     7.  Restriction on Issuance of Shares.  The Grantor shall
not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any option unless
(a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof, and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

     8. Tax Withholding. The Company shall be entitled to withhold all amounts required to pay any withholding tax which the Company is required by law to withhold as a result of the exercise of an option granted hereunder and pay over any amounts so withheld.

     9.  Effect of Mergers. Consolidations or Sales of Assets.

             (a)  In  the  event that the outstanding  shares  of
Common Stock are changed after the date hereof by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock issuable upon exercise of the outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, other than in connection with the sale of substantially all the assets of Grantor, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

           (b) Notwithstanding the above, this option may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the Optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of Optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(l) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

           (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock, so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of the Grantor or its subsidiaries.

     10. No Rights in Option Stock. Optionee shall have no rights as a shareholder in respect of shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

     11. Effect Upon Employment. This Agreement does not give the Optionee any right to continued employment by the Grantor.

     12.  Binding  Effect.  Except as herein otherwise  expressly provided, this Agreement shall be binding upon and inure  to  the
benefit   of   the   parties  hereto,  their   successors   legal
representatives and assigns.

     13. Agreement Subject to Plan. Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

     14. Miscellaneous. This Agreement shall be construed under the laws of the State of Florida. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the ____ day of ____________ , 200__.

                              UniPro Financial Services, Inc.


                              By: _________________________
AGREED TO AND ACCEPTED:

________________________



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